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                                                                    EXHIBIT 23.3


                        CONSENT OF FRAZIER & DEETER, LLC



The Board of Directors
Encompass Services Corporation
(formerly named Group Maintenance America Corp.):


We consent to the use of our reports incorporated herein by reference.



/s/ FRAZIER & DEETER, LLC
FRAZIER & DEETER, LLC

Atlanta, Georgia
April 17, 2000